UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 21, 2015

CAPITAL SOUTHWEST CORPORATION
(Exact Name Of Registrant As Specified In Charter)

Texas (State or Other Jurisdiction of Incorporation)	814-00061 (Commission File Number)	75-1072796 (IRS Employer Identification No.)

5400 Lyndon B. Johnson Freeway, Suite 1300
Dallas, Texas 75240
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 233-8242

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 21, 2015, the Board of Directors (the “Board”) of Capital Southwest Corporation (the “Company”) appointed Bowen S. Diehl to the Board effective immediately.  The Board increased its size from six to seven members and appointed Mr. Diehl to fill the vacancy created by the increase in the size of the Board.  Mr. Diehl will continue to serve as the Company’s President and Chief Executive Officer.

Mr. Diehl has not yet been appointed to any Board committees, has no relationships requiring disclosure under Item 404 of Regulation S-K, and is not a party to any arrangement or understanding with any other person pursuant to which he was selected as a director.

As Mr. Diehl is remaining the Company’s President and Chief Executive Officer, at this time, no modification to Mr. Diehl’s existing compensation arrangement with the Company has been made in connection with his appointment as a member of the Board.

Mr. Diehl, age 46, has served as President and Chief Executive Officer of the Company since the completion of the Company’s spin-off of CSW Industrials, Inc. on September 30, 2015.  From March 2014, until becoming President and Chief Executive Officer, Mr. Diehl served as Senior Vice President and Chief Investment Officer of the Company.  Prior to that, Mr. Diehl was a Managing Director at American Capital, Ltd. from 2007 to March 2014.  He was also a Principal of American Capital from 2004 to 2007, and a Vice President of American Capital from 2001 to 2004.  Mr. Diehl’s investments have been in a variety of industries including industrial manufacturing, healthcare, business services, and consumer finance.  Prior to American Capital, Mr. Diehl was a Vice President in Investment Banking at Merrill Lynch where he gained experience working with companies in the exploration and production, oilfield services, natural gas pipeline, natural gas gathering and processing, homebuilding and semiconductor sectors.  Prior to joining Merrill Lynch, Mr. Diehl was a Vice President in the Global Oil and Gas Group at Chase Securities Inc., in New York, NY and then in Houston, TX, completing numerous transactions in the upstream and midstream oil and gas sectors.  Mr. Diehl earned a Bachelor of Engineering degree, with majors in Environmental/Geotechnical Engineering and Economics, from Vanderbilt University and a Masters of Business Administration from McCombs School of Business at the University of Texas at Austin.

Item 8.01                          Other Events.

On October 21, 2015, the Board determined that director William R. Thomas III qualifies as “independent” under Nasdaq Listing Rule 5605(a)(2) and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934.  The Board also determined that Mr. Thomas is not an “interested person” as defined by the Investment Company Act of 1940.  The Board appointed Mr. Thomas to the following Board committees: Audit Committee; Nominating/Corporate Governance Committee; and Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2015

By:	/s/ Bowen S. Diehl
	Name:	Bowen S. Diehl
	Title:	Chief Executive Officer and President